SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

            Filed by the Registrant |X|
            Filed by a Party other than the Registrant |_|
            Check the appropriate box:

            |_|   Preliminary Proxy Statement

            |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

            |X|   Definitive Proxy Statement

            |_|   Definitive Additional Materials

            |_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Visual Networks, Inc.
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (4)   Date filed:

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

                              VISUAL NETWORKS, INC.
                                2092 Gaither Road
                            Rockville, MD 20850-4013
                                 (301) 296-2300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 2003

To the Stockholders of Visual Networks, Inc.:

The annual meeting of stockholders of Visual Networks, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 27, 2003, at 10:00 a.m., local time, at the offices of Piper Rudnick LLP, 1200 19th Street, N.W., Washington, DC 20036, for the following purposes:

      1. To elect three directors to serve for a term of three years, and until their successors are elected and duly qualified;

      2. To approve the 2003 Stock Incentive Plan and to authorize the issuance of 1,250,000 shares of common stock under the plan;

      3. To ratify the selection of PricewaterhouseCoopers LLP as Visual Networks' independent accountants for the fiscal year ending December 31, 2003; and

      4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

      The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on March 28, 2003, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company's headquarters during business hours for a period of ten (10) days prior to the Annual Meeting.

      Your attention is directed to the attached proxy statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                  By Order of the Board of Directors,

                                  /s/ Nancy A. Spangler

                                  Nancy A. Spangler
                                  Secretary

Rockville, Maryland
April 28, 2003

                              VISUAL NETWORKS, INC.
                                2092 Gaither Road
                         Rockville, Maryland 20850-4013
                                 (301) 296-2300

                                 PROXY STATEMENT

      Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 30, 2003.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

      You can vote all shares of common stock that our records show that you owned on March 28, 2003. A total of 32,445,594 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. You may cast your vote over the Internet or by telephone pursuant to the instructions included on the proxy card. If you wish to vote by mail, please sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card, or if you vote via the Internet or by telephone, but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote for each of the three director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters that we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card or by signing, dating, and returning a new proxy card to our secretary. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

      Although we encourage you to complete and return the proxy card to ensure that your vote is counted in the event that you are unable to attend the annual meeting, you can attend and vote your shares in person.

What do I do if my shares are held in "street name"?

      If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares. Your voting procedures may be different than those that we have described. Please follow the voting instructions of your broker, bank or nominee carefully.

How are votes counted?

      We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Brokers holding shares of record for customers generally are not entitled to vote on certain controversial matters unless they receive voting instructions from their customers. "Broker non-votes" mean the votes that could have been cast on the controversial matter in question if the brokers had received their customers' instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. If your shares are held in the name of a broker, and you do not tell the broker by May 16, 2003 how to vote your shares, the broker nominee can vote them as it sees fit only on matters that are determined to be non controversial, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any controversial proposal. Directors are elected by a plurality and the three nominees who receive the most votes will be elected. On all other non controversial matters, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve such matter. On such matters, broker non-votes are considered shares entitled to vote on the matter and therefore will be taken into account in determining the outcome of the vote on the matter. Abstentions also are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

Who pays for this proxy solicitation?

      The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by us. We have retained The Altman Group to assist us in the distribution of the materials and the solicitation of proxies for a fee of $4,000. Proxies may also be solicited by personal interview, telephone, telegram or via the Internet by one of our directors, officers or employees who will not receive additional compensation for those services.

                             PRINCIPAL STOCKHOLDERS

      The following table shows the number of shares of our common stock beneficially owned as of April 28, 2003, by:

      o each person or entity that we believe beneficially owns more than 5% of the common stock;

      o     each director;

      o     each of our Named Executive Officers; and

      o     the directors and executive officers as a group.

      Unless otherwise indicated (i) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is 2092 Gaither Road, Rockville, Maryland 20850-4013.

                                                  Number of
                                                   Shares          Percent
                                                Beneficially      of Shares
      Name of Beneficial Owner                     Owned       Outstanding (1)
      ------------------------                     -----       ---------------
      Austin W. Marxe
      and David M. Greenhouse (2) .........      4,040,598          12.18%

      Lawrence S. Barker ..................             --             --
      Steven G. Hindman (3) ...............        299,662              *
      Elton R. King (4) ...................         44,159              *
      Ted H. McCourtney (5) ...............        155,824              *
      Peter J. Minihane (6) ...............        522,387           1.59
      John H. Saunders (7) ................             --             --
      William J. Smith (8) ................         77,504              *
      Scott E. Stouffer (9) ...............      1,472,974           4.47
      William H. Washecka .................             --             --

      All executive officers
      and directors as a group
      (9 persons) (10) ....................      2,572,510           7.61


----------
*     Less than 1%.

      (1) As of April 28, 2003, we had outstanding 32,446,038 shares of common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock, which that person could purchase by exercising outstanding options and options which will become exercisable within 60 days of April 28, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

      (2) Represents shares beneficially owned by Austin W. Marxe ("Marxe") and David M. Greenhouse ("Greenhouse") as reported on a Schedule 13G filed by them on February 12, 2003. Marxe and Greenhouse share sole voting and investment power over 565,600 common shares owned by Special Situations Cayman Fund, L.P., 1,835,700 common shares owned by Special Situations Fund III, L.P., 750,740 common shares, $1,550,000 corporate debenture convertible into 440,804 common shares and 122,356 warrants owned by Special Situations Private Equity Fund, L.P., and 161,900 common shares, $450,000 corporate debenture convertible into 127,975 common shares and 35,523 warrants owned by Special Situations Technology Fund, L.P. The principal business address for Marxe and Greenhouse is 153 East 53rd Street, 55th Floor, New York, New York 10022.

      (3) Represents 19,804 shares of common stock and 279,858 shares of common stock issuable upon exercise of options.

      (4) The principal address for Mr. King is 3111 Merion Drive, Destin, Florida 32550.

      (5) Represents 101,824 shares of common stock and 54,000 shares of common stock issuable upon exercise of options that are held in the name of Saw Mill Partners L.P., a family limited partnership.

      (6) Represents 63,623 shares of common stock and 458,764 shares of common stock issuable upon exercise of options.

      (7) The principal address for Mr. Saunders is 8476 Portland Place, McLean, Virginia 22102.

      (8) Represents 23,504 shares of common stock and 54,000 shares of common stock issuable upon exercise of options.

      (9) Includes 791,742 shares of common stock held by Mr. Stouffer, 155,923 shares of common stock held by the Scott E. Stouffer GRAT and 525,309 shares of common stock issuable upon exercise of options. Mr. Stouffer disclaims beneficial ownership of the shares held by the GRAT.

      (10) Includes an aggregate of 1,371,931 shares of common stock issuable upon exercise of options.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

      Our board of directors is divided into three classes. The number of directors is determined from time to time by the board of directors and is currently fixed at six (6) members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

      Three directors are to be elected at this annual meeting to serve until the 2006 annual meeting, and until their successors are elected and duly qualified. In the event any nominee is unable or unwilling to serve as a director, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

      Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2003 Annual Meeting

      Ted H. McCourtney, age 64, has been a director since January 1996. He was a general partner of Venrock Associates, a venture capital fund, from 1970 to 2000. Mr. McCourtney is currently an independent consultant. He is also a director of Caremark, Inc., which provides pharmacy benefit management services and therapeutic pharmaceutical services.

      William J. Smith, age 68, has been a director since March 1997. Since October 1999, he has been a general partner of Mentor Group, a consulting firm that assists early stage companies in developing their sales and marketing strategies. From November 1997 to October 1999, he was Vice President, Worldwide Sales, of FlowWise Networks, Inc., an IP switching technology company. From August 1992 to October 1997, he was the Senior Vice President, Sales and Marketing, of Premisys Communications, Inc., an integrated digital access company. He also serves on the advisory boards of several early stage companies.

      Scott E. Stouffer, age 42, has been the Chairman of our board of directors since inception in 1993 and was our President and Chief Executive Officer from 1993 until June 2001. He is currently an independent consultant.

Directors Whose Terms Expires in 2004

      Lawrence S. Barker, age 50, became our President and Chief Executive Officer and a director effective April 28, 2003. Prior to that, from October 1997, he was the President of the

Software Systems Division of ADC Telecommunications. From August 1996 to October 1997, he was President of Stanford Associates. Prior to that time, from December 1987 to July 1996, he held various positions at Computer Sciences Corporation, including President and Chief Executive Officer of the Intelicom Division from May 1994 to July 1996.

      William H. Washecka, age 55, joined our board on April 15, 2003. Since August 2002, Mr. Washecka has been an independent consultant. From June 2001 to August 2002, he was Executive Vice President and Chief Financial Officer of USinternetworking, Inc. While serving in this capacity, Mr. Washecka led USinternetworking through a restructuring under a Chapter 11 bankruptcy proceeding. Prior to that time, from 1972, Mr. Washecka was employed by Ernst & Young LLP where he was promoted to partner in 1986. Mr. Washecka is a certified public accountant.

Director Whose Term Expires in 2005

      Peter J. Minihane, age 54, has been a director since February 2000. He served as our interim President and Chief Executive Officer from August 2002 to April 28, 2003, and he will remain an executive officer during a period of transition of the CEO duties to Mr. Barker. From January 2002 to August 2002, Mr. Minihane was an independent consultant. Mr. Minihane was our Executive Vice President, Chief Financial Officer and Treasurer from October 1997 to January 2002. From April 2000 to August 2000, Mr. Minihane also served as our Chief Operating Officer. From June 1997 to October 1997, he was our Senior Vice President, Chief Financial Officer and Treasurer. From August 1985 to May 1997, he was Executive Vice President, Chief Financial Officer and Treasurer of Microcom, Inc., a remote access company.

      Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

Recommendation of the Board of Directors

      Our board of directors recommends a vote "FOR" the election of the nominees named above.

                      THE BOARD OF DIRECTORS AND COMMITTEES

      Our board of directors met fifteen (15) times during 2002. All members of the board of directors attended at least 75% of the board and committee meetings held during 2002.

      The Audit Committee consists of Mr. Washecka, who is considered a financial expert solely for purposes of meeting the requirements of the NASD and the federal securities laws regarding inclusion of financial experts on the audit committees of public company boards of directors, Mr. McCourtney and Mr. Smith. Prior to April 15, 2003, the Audit Committee consisted of Messrs. McCourtney, Smith and Stouffer, and it met four (4) times during 2002. Each member of the current Audit Committee is considered to be an "independent director" under the NASD's rules.

      In July 2001, Mr. Stouffer filled a vacancy on the Audit Committee created by the resignation of a former director. In accordance with the NASD rules regarding audit committee composition and the exception provided therein with respect to Mr. Stouffer's election to the Audit Committee, the board, upon consideration of a number of factors, determined it to be in the best interest of the Company and its stockholders that Mr. Stouffer serve on the Audit Committee notwithstanding his lack of "independence" under the NASD rules. Mr. Stouffer ceased serving on the Audit Committee on April 15, 2003.

      Mr. Smith was named to the Audit Committee in September 2002, filling a vacancy created by the resignation of a former director.

      The Audit Committee recommends the firm to be appointed as independent accountants to audit our financial statements, discusses the scope and results of the audit with the independent accountants, reviews with our management and the independent accountants our interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures and reviews the non-audit services to be performed by our independent accountants. The board of directors adopted a written charter for the Audit Committee that governs the committee's responsibilities and functions, and such written charter has been previously filed with the SEC.

      The Compensation Committee currently consists of Messrs. McCourtney, Stouffer and Smith, and either met or took action by unanimous consent nine (9) times during 2002. The Compensation Committee reviews and recommends the compensation arrangements for our executive officers and administers our stock option plans.

      The board of directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to our Secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, VA 20190.

      Commencing January 1, 2003, each non-employee director receives a monthly fee of $1,500, plus $500 for participation on the Compensation Committee and $1,000 for participation on the Audit Committee (but in no event more than $1,000 for serving on both committees). Currently, Messrs. McCourtney, Smith and Washecka each receives a monthly fee of $2,500 and Mr. Stouffer receives a monthly fee of $2,000. Each non-employee director also receives a meeting fee of $1,500 for each board meeting physically attended, and $500 for each committee meeting physically attended that is not otherwise associated with another board or committee meeting. Board members are reimbursed for their expenses associated with meeting attendance in accordance with our standard expense policy.

      Directors who are not currently our employees (the "Eligible Directors") currently receive awards of stock options under our 2000 Stock Incentive Plan (the "Option Plan") for their service on the board. Historically, under our 1997 Directors' Stock Option Plan, each new Eligible

Director received an option grant of 24,000 shares upon his or her initial election to the board (an "Initial Grant"). In addition, Eligible Directors received option grants of 6,000 shares at each annual meeting of stockholders while they served as directors (an "Annual Grant"). In January 2003, the Option Plan was amended in order to revise the Initial and Annual Grant number of options to 100,000 and 25,000, respectively. At that time, Mr. McCourtney and Mr. Smith were each awarded option grants of 100,000 shares. Mr. Washecka was awarded an option to purchase 100,000 shares on April 15, 2003. Each Initial Grant vests and becomes exercisable with respect to one-fourth of the shares on the first anniversary of the date of option grant, and the remaining three-fourths vest in thirty-six (36) equal monthly installments thereafter. Each Annual Grant vests and becomes exercisable with respect to one-twelfth of the shares monthly, commencing with the month following the third anniversary of the date of option grant. The number of shares under option related to the initial Annual Grant made to a newly elected Eligible Director will be prorated based on the number of months served prior to his/her first annual meeting of stockholders. Stock options granted to Eligible Directors pursuant to the Option Plan become fully vested if we have a change in the control of the Company (as described in the Option Plan).

                               EXECUTIVE OFFICERS

      In addition to Messrs. Barker and Minihane, Messrs. Patrick L. Clark, Wayne R. Fuller and Steven G. Hindman currently serve as our executive officers:

      Patrick L. Clark, age 56, joined us in January 2003 as our Executive Vice President, Worldwide Sales. In his career, he has been responsible for establishing and growing global sales organizations for technology firms as well as the development of early stage network infrastructure firms. From May 2001 to January 2003, Mr. Clark was a general partner of Windspeed Ventures, with an investment focus on early stage Internet, wireless communications and software firms; he serves on the board of advisors of three funded companies. From December 1999 to May 2001, he was Vice President, Worldwide Sales, of Paragon Software that was merged into Phone.com in March 2000. From December 1996 to June 1998, he was Vice President, Worldwide Sales, of Software.com, a provider of carrier class messaging infrastructure products. From June 1998 to December 1999, Mr. Clark was an independent consultant.

      Wayne R. Fuller, age 43, joined us in March 2000 as Vice President, Engineering, and was promoted to Executive Vice President, Operations, in November 2002. He is responsible for engineering, technical services, manufacturing and the information technology organization. From March 1999 to February 2000, Mr. Fuller was Director of Marketing for Gensym Corporation, a provider of intelligent software for the communications industry. From June 1987 to March 1999, he was Director of Engineering for Stanford Telecommunications, Inc., a company that delivered integrated management systems for commercial and government customers, enabling them to improve the delivery of network services.

      Steven G. Hindman, age 45, joined us in September 2000 as our Executive Vice President, Sales and Marketing. From November 1999 to August 2000, he was Senior Vice President - Sales and Marketing of Hughes Network Systems, a VSAT equipment and services provider. From July 1998 to October 1999, Mr. Hindman was Sales Vice President - Data Networking Services for AT&T. From September 1996 to June 1998, Mr. Hindman was Marketing Vice President - Data Networking Services for AT&T. In January 2003, the Company appointed Mr. Hindman as Executive Vice President, Product Management and Marketing.

      Our officers are elected by our board on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

           PROPOSAL NO. 2: APPROVE THE 2003 STOCK INCENTIVE PLAN AND
        AUTHORIZE THE ISSUANCE OF 1,250,000 SHARES OF COMMON STOCK UNDER
                                    THE PLAN

      Our board of directors proposes that you approve our adoption of the 2003 Stock Incentive Plan. The following is a fair and complete summary of the plan as proposed. This summary is qualified in its entirety by reference to the full text of the plan, which appears as Appendix A to this Proxy Statement.

General

      Purpose: The purpose of the plan as proposed is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success, and by enabling us to attract, retain and reward the best available individuals.

      Shares Available under the Plan: The number of shares of common stock that may be issued with respect to awards granted under the proposed plan shall not exceed an aggregate of 1,250,000 shares. The maximum number of shares of common stock subject to awards of any combination that may be granted under the proposed plan during any of our fiscal years to any one individual is limited to 500,000. These limits will be adjusted to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to that award and the surrendered shares shall thereafter be available for further awards under the plan. As of April 17, 2003, the fair market value of a share of common stock, determined by the last reported sale price per share of common stock on such date as quoted on the Nasdaq SmallCap Market was $1.17.

      Administration: The proposed plan is currently administered by the Compensation Committee of our board of directors, but may be administered by such committee or committees as may be appointed by the board of directors from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which, awards are granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder);
(vi) accelerate or otherwise change
the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment or consulting relationship; (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be made after the end of a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

      In the event of changes in our common stock by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the administrator may make appropriate adjustments to the number, kind and price of shares covered by outstanding awards without the consent of holders of awards and may make any other adjustments in outstanding awards or in any other matters which relate to awards as the administrator, in its sole discretion, determines to be necessary or appropriate.

      Without the consent of holders of awards, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us, or our financial statements or any of our affiliates, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.

      Participation: Participation in the plan will be open to all of our employees, officers, directors and consultants, or the employees, officers, directors or consultants of our affiliates, as may be selected by the administrator from time to time. As of March 31, 2003, three (3) non-employee directors, and approximately one hundred fifty-seven (157) employees and consultants would be eligible to participate in the plan.

Type of Awards

      The plan as proposed would allow stock options, stock appreciation rights, stock awards, phantom stock awards and performance awards to be granted. These awards may be granted separately or in tandem with other awards. With the exception of the automatic option grants to our non-employee directors described herein, the administrator generally determines the prices, expiration dates and other material conditions upon which such awards may be exercised. We and our affiliates may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

      Stock Options: The proposed plan allows the administrator to grant either awards of incentive stock options as that term is defined in Section 422 of the Internal Revenue Code or nonqualified stock options; provided, however, that awards of incentive stock options shall be limited to our employees or employees of any of our subsidiaries. Options intended to qualify as incentive stock options must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option exercise price may be paid in cash, by tender of shares of our common stock, by a combination of cash and shares, or by any other means the administrator approves.

      We currently maintain the 2000 Stock Incentive Plan that provides for certain options to be granted automatically to our non-employee directors each year. At such time as there are no more shares under that plan for automatic option grants to our non-employee directors, those options will be granted under the proposed plan. Each new non-employee director will be granted an initial nonqualified stock option under the proposed plan to purchase 100,000 shares of common stock upon his or her initial appointment or election to our board of directors. At each annual meeting of stockholders, with the exception of the first annual meeting following his or her initial appointment or election to our board of directors, each non-employee director also will receive an additional nonqualified stock option under the proposed plan to purchase 25,000 shares of common stock. At the first annual meeting of stockholders following his or her initial appointment or election to our board of directors, a non-employee director shall receive a nonqualified stock option to purchase a number of shares of common stock equal to 2,083 shares multiplied by the number of calendar months he or she has served as a director prior to the month of the meeting. A non-employee director will not receive an annual option grant unless he or she is serving as a director immediately following the annual meeting. The exercise price of the initial and the annual option grants will be the closing price per share of our common stock on the Nasdaq SmallCap Market on the grant date. The initial options will vest as to one-fourth of the shares upon the first anniversary of the grant date, and the remaining three-fourths will vest in 36 equal, monthly installments thereafter. The annual options will vest in twelve equal monthly installments beginning with the month following the third anniversary of the date of grant so that the annual grant is fully vested on the fourth anniversary of the grant date. All options granted to non-employee directors become fully vested if we have a change in control of the Company (as described in the plan). Once an option granted to a non-employee director becomes vested and exercisable, it remains outstanding until the earlier of seven years from the grant date or 60 days after the date the non-employee director terminates service as a director. This 60-day period is extended to 180 days if termination is due to the death or disability of the director. These options may be exercised with cash. We may also permit the options to be exercised with our common stock that the non-employee director has held for at least six months. The administrator does not have discretion as to the timing, terms or conditions of these options granted to non-employee directors.

      Stock Appreciation Rights: The proposed plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the base price per share specified in the grant agreement, times (ii) the number of shares specified by the stock appreciation rights, or portion thereof, which is exercised.

      Stock and Phantom Stock Awards: The proposed plan allows the administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of our common stock, or in a combination of both.

      Performance Awards: The proposed plan allows the administrator to grant performance awards which become payable in cash, in shares of our common stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. Performance goals established by the administrator may be based on our operating income or one or more other business criteria selected by the administrator that apply to an individual or group of individuals, a business unit, or our business or the business of an affiliate, over such performance period as the administrator may designate.

      Other Stock-Based Awards: The proposed plan allows the administrator to grant other stock-based awards which may be denominated in cash, common stock or other securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock, or any combination of the foregoing. These awards may be paid for in our common stock or other securities, in cash, or in a combination of our common stock, other securities and cash.

Awards Under the Plan

      Because participation and the types of awards granted under the plan as proposed are subject to the discretion of the administrator, as well as the availability of awards under the 2000 Stock Incentive Plan, the benefits or amounts that will be received by any participant or groups of participants if the plan is approved are not currently determinable. In the event the plan had been in effect for our last completed fiscal year, our current directors who are not executive officers, as a group, would not have received any automatic options to purchase shares of our common stock under the proposed plan since our 2000 Stock Incentive Plan currently has a sufficient number of shares to make such automatic grants. To date, no awards have been granted under the proposed plan.

Amendment and Termination

      Our board of directors may terminate, amend or modify the plan or any portion thereof at any time.

Federal Income Tax Consequences

      The following is a general summary of the current federal income tax treatment of stock options, which would be authorized to be granted under the plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

      Incentive Stock Options: Incentive stock options under the plan are intended to meet the requirements of Internal Revenue Code Section 422. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

      If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

      Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from tax income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares. Any ordinary income recognized by the option holder due to exercise is subject to tax withholding by us.

      Disallowance of Deductions: The Internal Revenue Code disallows deductions for publicly held corporations for compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

Recommendation of the Board of Directors

      Our board of directors unanimously recommends that you vote "FOR" adoption of the 2003 Stock Incentive Plan.

             PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Audit Committee and our board have selected the firm of PricewaterhouseCoopers LLP to serve as independent accountants for the fiscal year ending December 31, 2003, subject to the ratification of such appointment by the stockholders. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and is expected to be available to respond to appropriate questions from stockholders. PricewaterhouseCoopers LLP currently serves as our independent accountants.

      Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

Recommendation of the Board of Directors

      Our board of directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers LLP.

                                   AUDIT FEES

      For the year ended December 31, 2002, we were billed by PricewaterhouseCoopers LLP an aggregate of $143,000 in fees, covering professional services rendered in connection with (1) the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 ($94,000), and (2) the reviews of the financial statements included in our amended Form 10-Q for the first quarter of 2002 and in the quarterly reports on Form 10-Q for the second and third quarters of 2002 ($49,000).

      Arthur Andersen LLP billed us $25,000 in fees for professional services rendered in connection with the review of the financial statements included in our quarterly report on Form 10-Q for the first quarter of 2002. In 2002, we also were billed by Arthur Andersen LLP an aggregate of $38,500 in fees and expenses covering professional services rendered in connection with (1) the registration statement on Form S-3 that we filed in connection with the issuance of our convertible debentures in March 2002, (2) the registration statement on Form S-8 that we filed in June 2001 related to our Employee Stock Purchase Plan, and (3) amendments to our Annual Report on Form 10-K for the year ended December 31, 2001.

           FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

      Neither PricewaterhouseCoopers LLP nor Arthur Andersen LLP performed any financial information systems design, implementation or related services for us during the year ended December 31, 2002.

                               TAX AND OTHER FEES

      During the year ended December 31, 2002, we were billed by Arthur Andersen LLP an aggregate of $27,200 for professional services rendered in connection with the review of our federal and state income tax returns and the preparation of certain tax returns filed in the United Kingdom. During the year ended December 31, 2002, we did not engage PricewaterhouseCoopers LLP to provide any tax-related services. Neither PricewaterhouseCoopers LLP nor Arthur Andersen LLP performed any other services nor did they bill us any additional fees during the year ended December 31, 2002.

                            AUDIT COMMITTEE REPORT ON
                          AUDITED FINANCIAL STATEMENTS
                      for the Year Ended December 31, 2002
                         Date of Report: March 24, 2003

      We operate under a written charter adopted by the board of directors and are responsible for overseeing the Company's financial reporting processes on behalf of the board. The members of the Audit Committee on the date of this report are Messrs. McCourtney, Smith and Stouffer. Each year, we recommend to the board of directors, subject to stockholder ratification, the selection of the Company's independent accountants.

      Management is responsible for the Company's financial statements and the financial reporting processes, including internal controls. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without our own verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent accountants included in their report on the Company's financial statements. Our oversight does not provide us with our own independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent accountants do not guarantee that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

      On June 17, 2002, this Committee decided to terminate the engagement of Arthur Andersen LLP ("Andersen") as our independent accountants and appointed

PricewaterhouseCoopers LLP as our new independent accountants, effective immediately. During the two fiscal years ended December 31, 2001, and the subsequent interim period through June 17, 2002, the date of the dismissal of Andersen, (i) there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference in connection with its report to the subject matter of the disagreement and (ii) Andersen has not advised us of any reportable events as defined in paragraphs (A) through (D) of Regulation S-K Item 304 (a)(1)(v). The accountant's report of Andersen on the Company's consolidated financial statements and its subsidiaries as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 2001, and the subsequent interim period through June 17, 2002, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      We have met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent accountants. Management represented to us that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent accountants. We discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of the auditors' judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting. PricewaterhouseCoopers LLP also provided us with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed their independence with them.

      Based on our discussion with management and the independent accountants and our review of the representation of management and the disclosures by the independent accountants to the Audit Committee, we recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. We and the board have also recommended the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2003, subject to stockholder ratification.


                                         Ted H. McCourtney, Chairman
                                         William J. Smith
                                         Scott E. Stouffer

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following summary compensation table sets forth the compensation paid by us during the last three years ending December 31, 2002, to our chief executive officer, and the other most highly compensated executive officers, other than our chief executive officer, whose total compensation for services in all capacities exceeded $100,000 during such year, whom we refer to as our "Named Executive Officers."

                           Summary Compensation Table

                                                                                                    Long-Term
                                                                                                   Compensation
                                                                                                   ------------
                                                                 Annual Compensation                Securities
                                                         ------------------------------------       Underlying
                                              Year         Salary      Bonus (1)     Other           Options
                                              ----       ----------    ---------  -----------      ------------
Peter J. Minihane.....................        2002       $143,285(2)   $  --      $ 44,483(2)              --
  President and Chief Executive Officer       2001        212,500         --            --            496,016
                                              2000        225,000         --            --            276,016(3)

Steven G. Hindman.....................        2002        275,000         --        98,749(5)         100,000
  Executive Vice President, Product           2001        275,000         --        85,000(5)         100,000
     Management and Marketing                 2000         95,486(4)      --       123,000(5)         300,000

Elton R. King.........................        2002        293,804(6)      --           --                  --
  President and Chief Executive Officer       2001        215,873(6)      --           --           1,000,000
                                              2000             --         --           --                  --

John H. Saunders......................        2002        160,296(7)      --           --              64,000
  Vice President and Chief Financial          2001         32,760(7)      --           --             150,000
    Officer                                   2000             --         --           --                  --

----------
(1) Reflects bonuses earned in the year indicated, paid during the following fiscal year.

(2) The salary paid to Mr. Minihane in 2002 includes $120,000 for his service as President and Chief Executive Officer that commenced on August 27, 2002, based on an annual base salary of $325,000, and $23,285 for his service as Chief Financial Officer that terminated on January 15, 2002. Other compensation paid to Mr. Minihane in 2002 includes $37,500 in consulting fees and $6,983 in COBRA payments covering the period March 2002 through August 2002.

(3)   These stock options were cancelled in November 2000.

(4) The salary paid to Mr. Hindman in 2000 was for the period from August 28, 2000, his date of employment, through December 31, 2000 and was based on an annual base salary of $275,000.

(5) Pursuant to Mr. Hindman's employment arrangement, these guaranteed payments were made in the first quarters of 2003, 2002 and 2001, respectively.

(6) The salary paid to Mr. King in 2002 was for the period through August 27, 2002, his date of resignation. The salary paid to Mr. King in 2001 was for the period from June 18, 2001, his date of employment, through December 31, 2001. In each year, the amount of salary paid was based on an annual base salary of $400,000.

(7) The salary paid to Mr. Saunders in 2002 was for the period through October 2, 2002, his date of resignation. The salary paid to Mr. Saunders in 2001 was for the period from October 29, 2001, his date of employment, through December 31, 2001. In each year, the amount of salary paid was based on an annual base salary of $185,000.

                             OPTIONS GRANTED IN 2002

      The following table provides the specified information concerning options granted to our Named Executive Officers for the year ended December 31, 2002.

                                                 Percent of
                                                    Total                                      Potential Realizable
                               Number of        Options/SARs                                  Value at Assumed Annual
                              Securities         Granted to     Exercise                       Rates of Stock Price
                              Underlying        Employees in    Price Per                     Appreciation for Option
           Name           Option/SARs Granted    Fiscal Year      Share     Expiration Date            Term
           ----           -------------------    -----------      -----     ---------------   -----------------------
                                                                                                 5%          10%
                                                                                                 --          ---
  Peter J. Minihane...               --          --%             $  --              --     $    --      $    --
  Steven G. Hindman...          100,000         6.8               0.97         7/10/12      61,003       154,593
  Elton R. King.......               --          --                 --             --           --            --
  John H. Saunders....           64,000         4.3               0.97         7/10/12      39,042        98,940

                OPTION EXERCISES IN 2002 AND YEAR-END VALUE TABLE

      The following table provides information concerning option exercises in 2002 and unexercised options held as of December 31, 2002, for our Named Executive Officers.

                            Shares                        Number of Securities            Value of Unexercised
                           Acquired                           Underlying                     in-the-Money
                              on           Value         Unexercised Options at                Options at
                           Exercise      Received          December 31, 2002              December 31, 2002 (1)
                           ---------    -----------  ---------------------------    -----------------------------
                                                     Exercisable   Unexercisable     Exercisable    Unexercisable
                                                     -----------   -------------     -----------    -------------
Peter J. Minihane......        --         $--        389,295          210,721          $    --        $    --
Steven G. Hindman......        --          --        209,025          290,975            6,681         41,419
Elton R. King..........        --          --             --               --               --             --
John H. Saunders.......        --          --          3,554(2)            --            1,709(2)          --

----------
(1) Calculated on the basis of $1.45 per share, the closing price of our common stock on the Nasdaq SmallCap Market on December 31, 2002, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

(2)   Mr. Saunder's unexercised options expired in January 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information regarding our equity compensation plans as of December 31, 2002.


                                                                                                    Number of securities
                                                                                                   remaining available for
                                      Number of securities to be    Weighted-average exercise       future issuance under
                                        issued upon exercise of       price of outstanding        equity compensation plans
                                         outstanding options,         options, warrants and         (excluding securities
        Plan Category                   warrants and rights (1)              rights             reflected in first column) (1)
        -------------                 --------------------------    -------------------------   -----------------------------
Equity compensation plans
approved by security holders ......           6,470,522                       $4.31                      2,178,630

Equity compensation plans not
approved by security holders (2) ..             637,636                        5.21                      1,309,437
                                              ---------                       -----                      ---------
Total..............................           7,108,158 (3)                   $4.39                      3,488,067
                                              =========                       =====                      =========

----------
(1) Represents shares of common stock issuable in connection with such equity compensation plans.

(2) In 1999, we reserved 2,000,000 shares of common stock under the 1997 Omnibus Stock Plan for awards to eligible persons who are not executive officers or directors within the meaning of the marketplace rules of the NASD provided that no such award could be deemed to be an incentive stock option. This plan is administered by the Compensation Committee which has sole discretion and authority, consistent with the provisions of the plan, to determine which eligible persons will receive stock awards, when awards will be made, the terms of such awards and the number of shares of common stock subject to any award. To date, all stock options granted pursuant to this plan have been made with exercise prices equal to the fair market value of our common stock on the date of grant, however, nonqualified stock options may be granted with exercise prices less than fair market value under this plan. The Compensation Committee also determines the periods over which such nonqualified stock options become exercisable (typically up to five years). Unless sooner terminated by our board, the plan terminates in October 2007. Subject to the other applicable provisions of the plan, all awards made prior to such termination shall remain in effect until such awards have been satisfied or terminated.

(3) At December 31, 2002, there were outstanding options to purchase an additional 31,449 shares of common stock, at an average exercise price of $4.04 per share, pursuant to stock option plans assumed in connection with the acquisition of Inverse Network Technology and Avesta Technologies, Inc. There are no shares remaining available for future issuance under these plans.

                             EMPLOYMENT ARRANGEMENTS

      Lawrence S. Barker. Mr. Barker entered into an employment agreement with us that provides for an annual base salary of $360,000, plus certain other incentives and benefits. Mr. Barker received a $25,000 signing bonus upon the commencement of his employment. He is also eligible to receive an annual bonus of up to 50% of his base salary upon the achievement of certain performance metrics. During the period April 28, 2003 through April 27, 2004, Mr. Barker is entitled to receive a minimum bonus of $90,000, to be paid in three equal installments on July 28, 2003, October 28, 2003 and January 28, 2004, provided that he remains an employee. If Mr. Barker's position with the Company is terminated by us without cause or upon a change of control, Mr. Barker is entitled to receive severance pay in an amount equal to twelve (12) months of his then applicable base salary plus an amount equal to the bonus pool then in effect, payable at the end of the twelve-month severance period. Mr. Barker was granted nonstatutory options to purchase 811,150 shares of common stock at an exercise price of $1.21 per share, vesting 25% on the first anniversary of the date of grant and in equal monthly increments over the next 36 months thereafter. All unvested options would vest upon a change of control.

      Peter J. Minihane. Mr. Minihane's arrangement with us provides that we pay him $27,000 per month. From June 1997 through January 15, 2002, when Mr. Minihane resigned as our Executive Vice President, Chief Financial Officer and Treasurer, Mr. Minihane had an employment arrangement with us which provided for an annual base salary of $225,000, in addition to certain other benefits. After his resignation, Mr. Minihane entered into a two month consulting agreement with the Company which provided for a monthly payment of $18,750. This consulting agreement terminated on April 15, 2002. All of Mr. Minihane's unvested stock options would vest upon a change of control.

      Patrick L. Clark. In January 2003, Mr. Clark entered into an employment arrangement with us that provides for an annual base salary of $275,000 plus certain other incentives and benefits. If Mr. Clark's position with the Company is eliminated or Mr. Clark is terminated within twelve (12) months of the hiring of a new chief executive officer, Mr. Clark would be entitled to receive the compensation and benefits that would otherwise be payable to him for a maximum of six months following termination and his outstanding stock options would continue to vest during such six-month period. He was granted nonstatutory options to purchase 324,000 shares of common stock at an exercise price of $1.62 per share, vesting 25% on the first anniversary of the date of grant and in equal monthly increments over the next thirty-six (36) months thereafter. Fifty percent of his unvested options would vest upon a change of control.

      Wayne R. Fuller. Mr. Fuller's current employment arrangement with us provides for an annual base salary of $220,000 plus certain other incentives and benefits. If Mr. Fuller's position with the Company is eliminated or Mr. Fuller is terminated within twelve (12) months of the hiring of a new chief executive officer, Mr. Fuller would be entitled to receive the compensation and benefits that would otherwise be payable to him for a maximum of six months following such termination and his outstanding stock options would continue to vest during such six-month period. In connection with his promotion to Executive Vice President, Operations, he was granted options to purchase 175,000 shares of common stock at an exercise price of $1.22 per share, vesting in equal monthly increments over forty-eight months. All of the unvested portions of these stock options would vest upon a change of control. In July 2002, Mr. Fuller was granted options to purchase 45,000 shares of common stock, exercisable at $0.97 per share. These options vest in equal monthly installments over thirty-six (36) months. Fifty percent of the unvested portions of these stock options would vest upon a change of control.

      Steven G. Hindman. In August 2000, Mr. Hindman entered into an employment arrangement with us which currently provides for an annual base salary of $275,000 plus certain other incentives and benefits. Upon termination of employment by us without cause, Mr. Hindman is entitled to receive the compensation and benefits which would otherwise be payable to him for a maximum of six months following such termination and his outstanding stock options would continue to vest during such six-month period. He was granted options to purchase 100,000 shares of common stock in July 2002 at an exercise price of $0.97 per share. These options vest in equal monthly installments over thirty-six (36) months. Fifty percent of his unvested options would vest upon a change of control.

      Elton R. King. In May 2001, Mr. King entered into an employment agreement with us which provided for an annual base salary of $400,000 plus certain other benefits for his services as President and Chief Executive Officer. Mr. King resigned as President and Chief Executive Officer on August 27, 2002.

      John H. Saunders. In October 2001, Mr. Saunders entered into an employment arrangement with us which provided for an annual base salary of $185,000 plus certain other benefits for his services as Chief Financial Officer. Mr. Saunders resigned as Chief Financial Officer on October 2, 2002.

      Our employment arrangements with Messrs. Barker, Minihane, Clark, Fuller and Hindman, each contain general non-solicitation and non-competition provisions applicable during the period of employment with us and for one year thereafter. Messrs. King and Saunders remain subject to one-year general non-solicitation and non-competition agreements until the first anniversary of the termination of their employment.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

      The Compensation Committee of the board of directors was formed in December 1994, and the current members of the Compensation Committee are Messrs. McCourtney, Smith and Stouffer. Mr. Stouffer joined the Compensation Committee in July 2001 after serving as our President and Chief Executive Officer until June 2001.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION
                      for the Year Ended December 31, 2002
                         Date of Report: March 24, 2003

      The Compensation Committee of the board of directors consists entirely of non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock ownership programs. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparison with other companies in our industry.

      The Compensation Committee's goals with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual's compensation package, the Compensation Committee evaluates the importance to stockholders of that person's continued service. The compensation programs for our executives established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary, annual cash bonus, and stock-based equity incentives achieved primarily through participation in our stock option plans. Our compensation philosophy is to be competitive with comparable and directly competitive companies in order to attract, retain, and motivate highly qualified employees. To this end, we have adjusted the mix of the compensation components from year to year according to the Company's performance.

      BASE SALARY. Salaries for 2002 were set based on the foregoing factors and after review of industry comparables. The Company's philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve the Company's vision and mission over the long term. Each individual's base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual's level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of Company management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry studies and surveys as well as by monitoring developments in the Company's industry.

      CASH BONUS. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the Compensation Committee with advice from Company management, based upon the Committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by management and the Committee. Given the market climate and financial condition of the

Company in 2002, the Company did not pay bonuses to any of its executive officers except that a mid-year bonus payment of $6,412.50 was made to Mr. Fuller in July 2002 pursuant to the bonus plan in place for Mr. Fuller at the time.

      STOCK OPTIONS. Stock options are a fundamental element in the Company's compensation program because they emphasize long-term company performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. Options are generally granted to all regular full-time and part-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, changes in responsibility and the executive officer's achievement of individual pre-established goals. In addition, the Company has generally made a grant of stock options when an executive officer joins the Company, such as was the case with Mr. Clark, or when an individual is promoted to executive status, such as was the case with Mr. Fuller. Options are granted at 100% of the fair market value on the date of grant. The Company generally awards options to officers at regular intervals, but other awards may be made as well. Some of the Company's option plans provide for option grants to members of the board. Options granted to employees generally vest over periods ranging from three to five years after grant. Executive officers other than the Chief Executive Officer received options to purchase 384,000 shares of our common stock in 2002.

      CHIEF EXECUTIVE COMPENSATION. The compensation paid to Mr. Minihane for 2002 is shown in the summary compensation table included above. Mr. Minihane's salary as our Chief Executive Officer is based upon his business experience and the salary levels paid to chief executive officers of similarly sized companies in our industry. The compensation paid to Mr. King during 2002 is shown in the summary compensation table included above and also was based upon his prior business experience and salary levels paid to chief executive officers of similarly sized companies in our industry.

      COMPENSATION DEDUCTION LIMIT. The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.


                                                 Ted H. McCourtney
                                                 William J. Smith
                                                 Scott E. Stouffer

                                PERFORMANCE GRAPH

      The following graph shows the comparison of cumulative total return on our common stock, based on the market price of our common stock assuming reinvestment of dividends with a comparable return of the S&P Communications Equipment Index and The Nasdaq Stock Market (U.S.) Index, for the period beginning January 31, 1998 through December 31, 2002.

                 COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
        AMONG VISUAL NETWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE S & P TELECOMMUNICATIONS EQUIPMENT INDEX

 [THE TABLE INFORMATION WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                                                   Cumulative Total Return
                                     ---------------------------------------------------
                                     2/6/98    12/98    12/99    12/00    12/01    12/02
VISUAL NETWORKS, INC                 100.00   300.00   634.00    26.00    36.96    11.60
NASDAQ STOCK MARKET (U.S.)           100.00   136.66   253.45   152.58   121.05    83.68
S & P TELECOMMUNICATIONS EQUIPMENT   100.00   167.42   367.70   160.86    59.26    27.16

       * $100 invested on 2/6/98 in stock or on 1/31/98 in index-including reinvestment of dividends. Fiscal year ending December 31.

      Copyright(C)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm.

                              STOCKHOLDER PROPOSALS

      Pursuant to Rule 14a-8 promulgated under the Exchange Act, our stockholders may present proposals for inclusion in our proxy statement for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by us at the address appearing on the first page of this proxy statement by December 30, 2003 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

      Our by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to our Secretary not less than sixty days and not more than ninety days before the anniversary of the prior year's meeting. A stockholder must submit a matter to be raised at our 2004 meeting of stockholders on or after March 1, 2004, but not later than March 30, 2004. The written notice should be sent to our corporate secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, VA 20190, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on our books and the number of shares of our common stock the stockholder beneficially owns.

      SEC rules set forth standards for what stockholder proposals we are required to include in a proxy statement for an annual meeting.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all the required reports during 2002. To our knowledge, during 2002, no person subject to the reporting requirement of
Section 16(a) failed to file or was delinquent in filing a required report except for Mr. Hindman who was delinquent in the filing of his Form 4 for transactions in the month of November 2002.

                                  OTHER MATTERS

      Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

      It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

      We have filed an Annual Report on Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to our Director, Investor Relations, at Visual Networks, Inc., 2092 Gaither Road, Rockville, Maryland 20850-4013. Our Form 10-K is also available through our website at www.visualnetworks.com.

                                    By Order of the Board of Directors,


                                    /s/ Nancy A. Spangler

                                    Nancy A. Spangler
                                    Secretary

Rockville, Maryland
April 28, 2003

THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                                                      APPENDIX A

                              VISUAL NETWORKS, INC.
                            2003 STOCK INCENTIVE PLAN

1.    Establishment, Purpose and Types of Awards

      Visual Networks, Inc., a Delaware corporation (the "Company"), hereby establishes the VISUAL NETWORKS, INC. 2003 STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best available persons.

      The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing. The Plan also provides a formula for granting certain stock options to directors of the Company who are not employees of the Company or any Affiliate.

2.    Definitions

      Under this Plan, except where the context otherwise indicates, the following definitions apply:

            (a) "Administrator" means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

            (b) "Affiliate" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

            (c) "Award" means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

            (d) "Board" means the Board of Directors of the Company.

            (e) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

            (f) "Common Stock" means shares of common stock of the Company, par value of one cent ($0.01) per share.

            (g) "Eligible Director" shall mean a director of the Company who is not an employee of the Company or any Affiliate.

            (h) "Fair Market Value" means, with respect to a share of the Company's Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, "Fair Market Value" means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2(h) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

            (i) "Grant Agreement" means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3.    Administration

            (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than Stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

            (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

            The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder);
      (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

            The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

            Awards to Eligible Directors, as provided in Section 6(a)(ii), shall be automatic and nondiscretionary to the extent provided in Section 6(a)(ii).

            (c) Non-Uniform Determinations. With the exception of Awards to Eligible Directors pursuant to Section 6(a)(ii), the Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

            (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

            (e) Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

            (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.    Shares Available for the Plan; Maximum Awards

      Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 1,250,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422.

      Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 500,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.    Participation

      Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time.

6.    Awards

      The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

            (a) Stock Options.

                  (i) The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code Section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code Sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code Section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonstatutory stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

                  (ii) Notwithstanding anything in the Plan to the contrary, at such time and to the extent there is an insufficient number of shares remaining for Awards under the 2000 Stock Incentive Plan and automatic grants cannot be made pursuant to Section 6(a)(ii) thereof, such automatic option grants shall be made under this Plan to Eligible Directors as follows:

                        (A) Each person who becomes an Eligible Director shall
            be granted an option to purchase 100,000 shares of Common Stock (the "Initial Grant") on the date on which he or she is initially elected to the Board.

                        (B) Each Eligible Director shall be granted an
            additional option to purchase 25,000 shares of Common Stock (an "Annual Grant") on the date of each annual stockholders' meeting, with the exception of the first annual meeting following his or her initial election to the Board, provided he or she is serving as an Eligible Director immediately after such meeting. For the first annual meeting following his or her initial election to the Board, the Eligible Director will receive an option to purchase such number of shares as is equal to 2,083 shares multiplied by the number of calendar months that the Eligible Director has served as a Director prior to the month of such meeting (the "First Annual Grant"), provided he or she is serving as an Eligible Director immediately after such meeting. For purposes of calculating the number of calendar months that an Eligible Director has served, the month in which he or she was first elected to the Board shall count only if his or her date of election occurred prior to the 15th of such month.

                  The exercise price per share for each option granted under this Section 6(a)(ii) shall be the closing price per share of the Company's Common Stock on the Nasdaq National Market, or the principal exchange on which the Common Stock is then listed, on the date of grant, and if no such price is reported on such date, such price as reported on the nearest preceding date on which such price is reported.

                  Each Initial Grant shall become vested and exercisable with respect to one-fourth of the shares upon the first anniversary of the date on which such option was granted, and the remaining three-fourths shall vest in 36 equal, monthly installments thereafter and shall be fully vested on the fourth anniversary of the grant date. Each Annual Grant and the First Annual Grant shall become vested and exercisable with respect to one-twelfth of the shares monthly, commencing with the month following the third anniversary of the date on which such option was granted, and shall be fully vested on the fourth anniversary of the grant date. No option granted to an Eligible Director under this Section 6(a)(ii) shall become vested and exercisable with respect to any shares of Common Stock after the date on which such Eligible Director ceases to serve as a member of the Board. To the extent vested and exercisable, an option granted to an Eligible Director under this
            Section 6(a)(ii) may be exercised from time to time, in whole or in part, prior to the earlier of (x) 60 days after a grantee ceases to serve as a Director (180 days if the grantee ceases to serve because of his or her death or permanent disability) or (y) the seventh anniversary of the date of grant.

                  Notwithstanding anything herein to the contrary, in the event any option granted to an Eligible Director is cancelled and the subsequent grant of an option hereunder results in variable accounting of the option, the grant of the option hereunder shall be delayed until the first date upon which the option could be granted without the option receiving variable accounting treatment.

                  In the event of a "Change in Control of the Company, any
            outstanding options granted pursuant to this Section 6(a)(ii) prior to the date of such Change in Control of the Company shall be 100% vested and exercisable on the date of such

            Change in Control of the Company. For purposes of this Section 6(a)(ii), a "Change in Control of the Company" shall occur or be deemed to have occurred only if:

                        (1) any "person," as such term is used in Sections 13(d)
            and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                        (2) during any period of two consecutive years ending
            during the term of the Plan, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (1), (3) or (4) of this Section 6(a)(ii)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors;

                        (3) the stockholders of the Company approve a merger or
            consolidation of the Company with any other corporation, other than
            (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein above defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                        (4) the stockholders of the Company approve a plan of
            complete liquidation of the Company or the sale of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors.

                  Options granted under this Section 6(a)(ii) may be exercised only by written notice (in a form prescribed by or acceptable to the Company) to the Company at its principal office. Payment of the exercise price may be made by delivery of cash or check to the order of the Company in an amount equal to the exercise price, or to the extent permitted by the Company, by delivery to the Company of shares of Common Stock of the Company already owned and held by the grantee for at least six months and having a Fair Market Value equal in amount to the exercise price of the option being exercised.

            (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

            (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

            (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

            (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

            (f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.    Miscellaneous

            (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

            (b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards (other than Awards granted to Eligible Directors under Section 6(a)(ii)) and satisfying any withholding tax obligations.

            (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. However, Eligible Directors may transfer Awards granted under Section 6(a)(ii) to family members, to trusts established for the benefit of family members or to partnerships or corporations owned by family members. Unless otherwise determined by the

      Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

            (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, (1) the Administrator shall make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan, the maximum number of shares subject to Awards which may be granted to any individual in any one fiscal year under the Plan as provided in Section 4 of the Plan, and the number, kind and price of shares covered by Awards to be granted to Eligible Directors pursuant to Section 6(a)(ii) of the Plan, and (2) the Administrator, in its discretion and without the consent of holders of Awards, may make any other adjustments in Awards or in any other matters which relate to Awards as the Administrator, shall, in its sole discretion, determine to be necessary or appropriate.

            The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

            (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

            (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

            (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual's interests under the Plan.

            (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

            (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

            (j) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.


PLAN APPROVAL

Date Approved by the Board of Directors : March 21, 2003

Date Approved by the Stockholders:________________

                            INTERNET ACCESS IS HERE!

Visual Networks, Inc. is pleased to announce that registered stockholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:

                          http:www.equiserve.com

In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (171610). Please click on the "Account Access" tab and follow the instructions for receiving a new password and a temporary password will be mailed to your address of record.

                                   DETACH HERE                           ZVN122

                                      PROXY

                              VISUAL NETWORKS, INC.

                                2092 Gaither Road
                         Rockville, Maryland 20850-4013

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS


      The undersigned hereby appoints Scott E. Stouffer and Nancy A. Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Visual Networks, Inc. (the "Company") held of record by the undersigned on March 28, 2003 at the Annual Meeting of Stockholders to be held on May 27, 2003 at 10:00 a.m., local time, at the offices of Piper Rudnick LLP, 1200 19th Street, N.W., Washington, D.C., 20036, and any adjournment thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOP. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                        -----------
SEE REVERSE                                                        SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                        -----------

VISUAL NETWORKS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                              Voter Control Number
                      ------------------------------------

                      ------------------------------------

                Your vote is important. Please vote immediately.

  ----------------------------------------------------          ----------------------------------------------------
       Vote-by-Internet                   [COMPUTER                Vote-by-Telephone                 [TELEPHONE
                                              ICON]                                                   ICON]
  1. Log on to the Internet and go to                           1. Call toll-free
     http://www.eproxyvote.com/vnwk                        OR      1-877-PRX-VOTE (1-877-779-8683)

  2. Enter your Voter Control Number listed above               2. Enter your Voter Control Number listed above and
     and follow the easy steps outlined on the secured             follow the easy recorded instructions.
     website.
  ----------------------------------------------------          ----------------------------------------------------

                          If you vote over the Internet or by telephone, please do not mail your card.

                                 DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                            ZVN122

    Please mark
|X| votes as in
    this example.

                                                                                                    FOR   AGAINST   ABSTAIN

1.    To elect three directors to serve for a         2.    To approve the 2003 Stock Incentive     |_|     |_|       |_|
      term of three years and until their                   Plan and to authorize the issuance of
      successors are elected and duly                       1,250,000 shares of common stock under
      qualified;                                            the plan.
                                                                                                    FOR   AGAINST   ABSTAIN
      Nominees: (01) Ted H. McCourtney                3.    To ratify the selection of
                (02) William J. Smith                       PricewaterhouseCoopers LLP as Visual    |_|     |_|       |_|
                (03) Scott E. Stouffer                      Networks' independent accountants for
                                                            the fiscal year ending December 31,
          FOR                   WITHHELD                    2003.
          ALL      |_|          FROM ALL    |_|
        NOMINEES                NOMINEES              4.    To transact such other business as may
                                                            properly be brought before the meeting
     |_|__________________________________                  or any adjournment or postponement of
        FOR ALL EXCEPT FOR AS NOTED ABOVE.                  the meeting including potential
                                                            adjournments for the purpose of
                                                            soliciting additional proxies.

                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            |_|

                                                      Please sign exactly as your name appears
                                                      hereon. Joint owners each should sign.
                                                      Executors, administrators, trustees,
                                                      guardians or other fiduciaries should give
                                                      full title as such. If signing for a
                                                      corporation, please sign in full corporate
                                                      name by a duly authorized officer.

Signature:_____________________ Date:_______         Signature:_____________________ Date:_______